Exhibit 99.1

NEWS RELEASE
For More Information Contact:
Rodney L. Underdown (913-344-9395)	Peggy Landon (913-344-9315)
Chief Financial Officer	Director of Investor Relations and
Corporate Communications

Compass Minerals Reports Solid Improvement

in Second-Quarter Revenues, Operating Earnings and Cash Flow

 OVERLAND PARK, Kan. (July 30, 2007) – Compass Minerals International (NYSE: CMP) reported the following results for its second quarter ended June 30, 2007:

•	Revenues increased 18 percent over the prior-year quarter to $127.5 million, reflecting growth in all operating segments.
•	Operating earnings improved 33 percent year over year to $9.6 million.
•
The company’s net loss for the quarter was $3.2 million, or $0.10 per share, compared to a loss of $2.1 million, or $0.07 per share, in the second quarter of 2006.  The year-over-year change was primarily driven by a decrease in tax benefit and changes in other income.  The company typically posts losses in the second quarter of the year as it builds its deicing salt inventory for the coming winter season.

•
Cash flows from operations improved $46.8 million in the second quarter when compared to the prior-year second quarter, bringing total cash flow from operations to $110 million through June 30, 2007, compared to $95.4 million in the comparable prior-year period.

•	The company voluntarily made a $10 million early principal payment on its term loan.

“Price improvements, particularly in our consumer and industrial product lines, together with more-robust sales volumes of highway deicing salt and specialty fertilizers, drove solid gains in the quarter,” said Angelo Brisimitzakis, Compass Minerals' president and CEO.  “Our results, including the growth in revenue, increase in operating earnings, and improvement in our cash flow from operations, clearly demonstrate the benefits of our persistent focus on improving our margins and strengthening our portfolio of products and services.”

Financial Results (in millions except for EPS)
	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Sales	$127.5	$108.1	$391.7	$326.0
Sales less shipping and handling cost	97.0	78.5	275.3	221.7
Operating earnings	9.6	7.2	58.6	58.0
Net earnings (loss)	(3.2)	(2.1)	22.9	26.5
Diluted earnings (loss) per share*	(0.10)	(0.07)	0.70	0.82
EBITDA	18.9	19.0	77.8	80.3
Adjusted EBITDA	18.9	17.4	77.8	78.3
* Losses are not diluted.

SALT SEGMENT
Salt Segment Performance (in millions except for sales volumes and prices per ton)
	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Sales	$89.2	$80.4	$319.1	$270.6
Sales excluding shipping and handling (product sales)	$63.7	$54.5	$212.4	$174.2
Operating Earnings	$8.9	$4.8	$57.0	$54.1
Sales Volumes (in thousands of tons):
Highway deicing	990	833	5,102	4,418
Consumer and industrial	503	519	1,084	1,060
Average Sales Price (per ton):
Highway deicing	$29.55	$29.50	$37.53	$35.59
Consumer and industrial	$119.09	$107.66	$117.80	$106.99

Salt segment sales grew 11 percent and operating earnings improved 85 percent over the 2006 quarter.  Highway deicing sales volumes improved 19 percent over the comparable 2006 period, during which a strike reduced product-line sales volumes.  The average price per ton for highway deicing products was similar year over year, with underlying price improvements in the 2007 quarter offset by temporary surcharges in the 2006 quarter caused by short-term logistics changes to maintain customer service levels during the strike.
The company successfully implemented price improvements on consumer and industrial products which yielded an 11 percent increase in average selling prices versus the year-ago quarter.  Consistent with Compass Minerals’ focus on profit-margin growth, industrial sales volumes declined compared to the prior-year quarter as the company shed selected lower-margin accounts.  Nevertheless, consumer and industrial product line sales volumes have increased two percent year to date over the comparable 2006 period.

Salt product costs were unfavorably affected by reduced production levels in both the 2007 and the 2006 quarters.  In the current-year quarter, North American production volumes and costs were more normal, but the company curtailed rock salt production in the U.K. following the extremely mild winter, which increased the cost of sales by approximately $3 million.  In the 2006 quarter, a business interruption insurance recovery reduced the cost of sales by $1 million while the aforementioned strike increased the cost of sales by approximately $3.5 million.
The process of bidding for North American highway deicing awards for the 2007-2008 winter season is more than 50 percent complete.  To date, awards have been priced approximately three percent above 2006-2007 winter-season prices, consistent with the industry’s long-term average annual price growth rate.

SPECIALTY FERTILIZER SEGMENT
Specialty Fertilizer Segment Performance (in millions except for sales volumes and prices per ton)
	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Sales	$35.5	$27.7	$67.6	$55.4
Sales excluding shipping and handling (product sales)	$30.5	$24.0	$57.9	$47.5
Operating Earnings	$8.9	$8.3	$16.6	$16.2
Sales Volumes (in thousands of tons)	115	95	222	192
Average Sales Price (per ton)	$307.62	$292.61	$304.23	$288.95

Sulfate of potash specialty fertilizer sales increased 28 percent over the 2006 quarter. Sales volumes grew 21 percent year over year, more than reclaiming sales tons that were lost in the 2006 quarter due to unfavorable weather conditions in California.  Average prices improved five percent reflecting the initial benefit of price increases that took effect on March 1, 2007, and June 1, 2007.  These price and volume improvements more than offset an increase in production costs caused by higher potassium chloride input costs, yielding a seven percent year-over-year improvement in specialty fertilizer operating earnings.  Compass Minerals adds purchased potassium chloride to its harvest of naturally occurring sulfate of potash to extend its specialty fertilizer finished goods production.
Other Financial Highlights
Records management revenues increased to $2.8 million in the 2007 quarter from $0.8 million in the second quarter of 2006 and $2.2 million in the first quarter of 2007.  The company’s London operations, which were acquired in January 2007, contributed more than half of the $2.0 million total year-over-year growth.  The results of the company’s records management business and its assets are in "Corporate and Other" segment reporting.

Selling, general and administrative expense increased $3 million over the prior-year quarter, due primarily to higher accruals for compensation and benefits and additional expense from the new records management business.
Changes in foreign currency exchange contributed to a $1.6 million decline in net other income when compared to the prior-year quarter.  The company’s income tax benefit was $0.7 million in the 2007 quarter compared to a benefit of $2.2 million in the prior-year quarter which included a $0.6 million benefit from a true-up of previous accruals for foreign taxes.
Working capital, excluding cash, declined $49.9 million from December 31, 2006, primarily reflecting cash collected on seasonal sales.
Total debt declined from $585.5 million at December 31, 2006, to $564.6 million at June 30.  The debt reduction includes nearly $20 million of voluntary principal payments on the company’s pre-payable term loan and repayment of the balance that was outstanding on its revolving credit facility at December 31, partially offset by accretion on the company’s discount notes.  Debt net of cash was reduced from $578.1 million at December 31, 2006, to $533.3 million at June 30, 2007.
Conference Call
Compass Minerals will discuss its results on a conference today at 5:00 p.m. ET.   Visit the company’s website at www.CompassMinerals.com to access the call or dial (877) 228-7138.  Callers must provide the conference ID number 10103679.  Outside of the U.S. and Canada, callers may dial (706) 643-0377.  Replays of the call will be available on the company’s website for two weeks.  The replay can also be accessed by phone for seven days at (800) 642-1687, conference ID 10103679.  Outside of the U.S. and Canada, callers may dial (706) 645-9291.
About Compass Minerals
Based in the Kansas City metropolitan area, Compass Minerals is a leading producer of inorganic minerals, including salt, sulfate of potash specialty fertilizer and magnesium chloride.  The company provides highway deicing salt to customers in North America and the United Kingdom, and produces and distributes consumer deicing and water conditioning products, ingredients used in consumer and commercial foods, specialty fertilizers, and products used in agriculture and other consumer and industrial applications.  Compass Minerals also provides records management services to businesses throughout the U.K.

Non-GAAP Measures
Management uses a variety of measures to evaluate the company’s performance.  In addition to using GAAP financial measures, such as gross profit, net earnings and cash flows generated by operating activities, management uses EBITDA, a non-GAAP financial measure, to evaluate the performance of our core business operations.  To effectively manage our resource allocation, cost of capital and income tax positions, we evaluate the operating units on the basis of EBITDA.  EBITDA is not calculated under GAAP and should not be considered in isolation or as a substitute for net earnings, cash flows or other financial data prepared in accordance with GAAP or as a measure of our overall profitability or liquidity.  EBITDA excludes interest expense, income taxes and depreciation and amortization, each of which is an essential element of our cost structure and cannot be eliminated.  Our borrowings are a significant component of our capital structure and interest expense is a continuing cost of debt.  We are also required to pay income taxes.  We have a significant investment in capital assets, and depreciation and amortization reflects the utilization of those assets in order to generate revenues.  Consequently, any measure that excludes these elements has material limitations.  EBITDA does, however, include other cash and non-cash items which management believes are not indicative of the ongoing operating performance of our core business operations.  Management excludes these items to calculate adjusted EBITDA.  While EBITDA and adjusted EBITDA are frequently used as measures of operating performance, these terms are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the methods of calculation.

Reconciliation for EBITDA and Adjusted EBITDA (in millions)
	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Net earnings (loss)	$(3.2)	$(2.1)	$22.9	$26.5
Income tax expense (benefit)	(0.7)	(2.2)	8.3	6.9
Interest expense	13.5	13.1	27.4	26.6
Depreciation, depletion and amortization	9.3	10.2	19.2	20.3
EBITDA	$18.9	$19.0	$77.8	$80.3
Adjustments to income from operations:
Other (income) expense(1)	---	(1.6)	---	(2.0)
Adjusted EBITDA	$18.9	$17.4	$77.8	$78.3
(1) Amount primarily includes interest income and foreign exchange gains and losses in all periods.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's annual report on Form 10-K  filed with the Securities and Exchange Commission on February 22, 2007. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments.

COMPASS MINERALS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions, except share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006

Sales	$127.5	$108.1	$391.7	$326.0
Shipping and handling cost	30.5	29.6	116.4	104.3
Products cost	71.6	58.5	185.3	136.7
Gross profit	25.4	20.0	90.0	85.0
Selling, general and administrative expenses	15.8	12.8	31.4	27.0
Operating earnings	9.6	7.2	58.6	58.0
Other (income) expense:
Interest expense	13.5	13.1	27.4	26.6
Other, net	---	(1.6)	---	(2.0)
Earnings (loss) before income taxes	(3.9)	(4.3)	31.2	33.4
Income tax expense (benefit)	(0.7)	(2.2)	8.3	6.9
Net earnings (loss)	$(3.2)	$(2.1)	$22.9	$26.5
Basic net earnings (loss) per share	$(0.10)	$(0.07)	$0.70	$0.82
Diluted net earnings (loss) per share	$(0.10)	$(0.07)	$0.70	$0.82
Cash dividends per share	$0.32	$0.305	$0.64	$0.61
Basic weighted-average shares outstanding	32,257,415	32,011,226	32,698,889	32,225,501
Diluted weighted-average shares outstanding	32,257,415	32,011,226	32,861,165	32,499,975

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in millions)

	June 30,	December 31,
	2007	2006
ASSETS
Cash and cash equivalents	$31.3	$7.4
Receivables, net	64.5	114.0
Inventories	119.9	146.1
Other current assets	16.8	16.3
Property, plant and equipment, net	387.8	374.6
Intangible and other noncurrent assets	54.1	47.9
Total assets	$674.4	$706.3
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Total current liabilities	$93.7	$119.0
Long-term debt, net of current portion	561.7	582.4
Deferred income taxes and other noncurrent liabilities	67.8	70.0
Total stockholders' equity (deficit)	(48.8)	(65.1)
Total liabilities and stockholders' equity (deficit)	$674.4	$706.3

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in millions)

	Six months ended June 30,
	2007	2006

Net cash provided by operating activities	$110.0	$95.4

Cash flows from investing activities:
Capital expenditures	(22.8)	(15.9)
Purchase of a business	(7.6)	---
Other	---	(2.1)
Net cash used in investing activities	(30.4)	(18.0)

Cash flows from financing activities:
Principal payments on long-term debt	(20.7)	(21.7)
Revolver activity	(16.2)	(31.0)
Dividends paid	(20.9)	(19.7)
Proceeds from stock option exercises	0.3	0.3
Excess tax benefits from stock option exercises	2.1	1.6
Other, net	---	(0.1)
Net cash used in financing activities	(55.4)	(70.6)
Effect of exchange rate changes on cash and cash equivalents	(0.3)	4.2
Net change in cash and cash equivalents	23.9	11.0
Cash and cash equivalents, beginning of period	7.4	47.1
Cash and cash equivalents, end of period	$31.3	$58.1

COMPASS MINERALS INTERNATIONAL, INC.
SEGMENT INFORMATION (unaudited)
(in millions)

Three months ended June 30, 2007	Salt	Specialty Potash	Corporate and Other (a)	Total
Sales to external customers	$89.2	$35.5	$2.8	$127.5
Intersegment sales	0.2	2.9	(3.1)	---
Cost of sales – shipping and handling costs	25.5	5.0	---	30.5
Operating earnings (loss)	8.9	8.9	(8.2)	9.6
Depreciation, depletion and amortization	6.8	2.3	0.2	9.3
Total assets	475.4	149.2	49.8	674.4

Three months ended June 30, 2006	Salt	Specialty Potash	Corporate and Other (a)		Total
Sales to external customers	$80.4	$27.7	$	---	$108.1
Intersegment sales	---	3.1		(3.1)	---
Cost of sales – shipping and handling costs	25.9	3.7		---	29.6
Operating earnings (loss) (b)	4.8	8.3		(5.9)	7.2
Depreciation, depletion and amortization	8.1	2.1		---	10.2
Total assets	479.9	147.5		36.6	664.0

Six months ended June 30, 2007	Salt	Specialty Potash	Corporate and Other (a)	Total
Sales to external customers	$319.1	$67.6	$5.0	$391.7
Intersegment sales	0.2	6.0	(6.2)	---
Cost of sales – shipping and handling costs	106.7	9.7	---	116.4
Operating earnings (loss)	57.0	16.6	(15.0)	58.6
Depreciation, depletion and amortization	14.1	4.7	0.4	19.2

Six months ended June 30, 2006	Salt	Specialty Potash	Corporate and Other (a)		Total
Sales to external customers	$270.6	$55.4	$	---	$326.0
Intersegment sales	---	5.6		(5.6)	---
Cost of sales – shipping and handling costs	96.4	7.9		---	104.3
Operating earnings (loss)(b)	54.1	16.2		(12.3)	58.0
Depreciation, depletion and amortization	16.1	4.2		---	20.3

(a)      “Corporate and Other” includes corporate entities, the records management business and eliminations.  Corporate assets include deferred tax assets, deferred financing fees, investments related to the non-qualified retirement plan, and other assets not allocated to the operating segments.
(b)      The salt segment includes $1.0 million and $5.1 million of insurance proceeds for the three and six months ended June 30, 2006, respectively.